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                                                              Exhibit 99.B(h)(1)

                                   SCHEDULE A

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                             THE VICTORY PORTFOLIOS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                      FUNDS

NAME OF PORTFOLIO
-----------------
1.       Victory Balanced Fund
2.       Victory Convertible Fund
3.       Victory Core Bond Fund
4.       Victory Diversified Stock Fund
5.       Victory Established Value Fund
6.       Victory Federal Money Market Fund
7.       Victory Financial Reserves Fund
8.       Victory Focused Growth Fund
9.       Victory Fund for Income
10.      Victory Gradison Government Reserves Fund
11.      Victory Institutional Money Market Fund
12.      Victory National Municipal Bond Fund
13.      Victory Ohio Municipal Bond Fund
14.      Victory Ohio Municipal Money Market Fund
15.      Victory Prime Obligations Fund
16.      Victory Small Company Opportunity Fund
17.      Victory Special Value Fund
18.      Victory Stock Index Fund
19.      Victory Tax-Free Money Market Fund
20.      Victory Value Fund